Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

DESCRIPTION OF TRANSACTION

On May 27, 2020 (the “Acquisition Date”), Novavax, Inc. (“Novavax,” or the “Company”) entered into a Share Purchase Agreement (the “Deed”) by and among Novavax AB, the Company’s wholly-owned Swedish subsidiary (the “Buyer”), and De Bilt Holdings B.V., Poonawalla Science Park B.V., and Bilthoven Biologicals B.V. (collectively, the “Sellers”) and, solely as guarantors, each of Serum International B.V. and the Company. Pursuant to the terms and conditions of the Deed, the Buyer acquired all the issued and outstanding shares of Praha Vaccines a.s., a vaccine manufacturing company, organized and existing under the laws of the Czech Republic (“Praha Vaccines”), from the Sellers for approximately €151.7 million (approximately $167.3 million) in cash (the “Purchase Price”), subject to customary working capital adjustments (collectively, the “Acquisition”), which have not been finalized. The assets of Praha Vaccines acquired as part of the Acquisition include a biologics manufacturing facility and associated assets in Bohumil, Czech Republic and will be used by the Company to expand its manufacturing capacity.

The Purchase Price includes €10.0 million (approximately $11.1 million) which has been placed in an escrow account until September 30, 2020, less any amounts to settle claims made by the Buyer against the Seller under the Deed or other ancillary agreements. The Deed and ancillary agreements contain customary warranties and post-completion covenants, as well as indemnities by each of the parties thereto.

The following unaudited pro forma condensed combined financial information presents the historical consolidated statements of operations of Novavax, Inc. and the historical statements of operations of Praha Vaccines adjusted to reflect the Acquisition. The historical financial statements were prepared in accordance with US GAAP. The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”), and has been prepared using the assumptions described in the notes thereto. The following unaudited pro forma condensed combined statements of operations are provided for informational purposes only. The unaudited pro forma condensed combined statements of operations are not intended to be a complete presentation of Novavax’ results of operations had the Acquisition occurred as of January 1, 2019. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of Novavax’ historical or future results of operations or financial condition had the Acquisition been completed on the date indicated. In addition, the unaudited pro forma condensed combined statements of operations do not purport to project the future financial position or operating results of the combined company.

The following unaudited pro forma condensed combined financial information is presented:

•	Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020
•	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019

A pro forma combined balance sheet reflecting the acquisition of Praha Vaccines is not required as the Acquisition is included in the Company’s consolidated balance sheet included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 10, 2020.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

(i)	Novavax’ audited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Novavax’ Annual Report on Form 10-K for the year ended December 31, 2019;

(ii)	Novavax’ unaudited consolidated condensed financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Novavax’ Quarterly Reports on Form 10-Q for the three and six months ended June 30, 2020; and

(iii)	Praha Vaccines’ audited annual financial statements as of and for the years ended December 31, 2019 and 2018 included as Exhibit 99.1 to this amended Current Report on Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020

(in thousands, except per share information)

	Historical
	Novavax	Praha Vaccines
	Six months ended	January 1, 2020 through			Pro Forma		Pro Forma
	June 30, 2020	May 26, 2020			Adjustments	Notes	Combined
	(In USD)	(In CZK)		(In USD) (a)	(In USD)		(In USD)
Revenue:
Grant and other	$38,915	Kč	—	$—	$—		$38,915
Total revenue	38,915		—	—	—		38,915

Expenses:
Research and development	51,741		22,135	934	227	(b)	52,902
General and administrative	27,098		49,397	2,084	(1,932)	(c)	27,250
Total expenses	78,839		71,532	3,018	(1,705)		80,152
Loss from operations	(39,924)		(71,532)	(3,018)	1,705		(41,237)
Other income (expense):
Investment income	732		—	—	(516)	(d)	216
Interest expense	(6,806)		—	—	—		(6,806)
Other income (expense)	2,613		(123,640)	(5,217)	4,623	(e)	2,019
Loss before income tax provision	(43,385)		(195,172)	(8,235)	5,812		(45,808)
Income tax provision	—		(297)	(13)	—		(13)
Net loss	$(43,385)	Kč	(195,469)	$(8,248)	$5,812		$(45,821)

Basic and diluted net loss per share	$(0.84)						$(0.83)

Basic and diluted weighted average number of common shares outstanding	51,401				4,125	(f)	55,526

See the accompanying Notes to the unaudited pro forma condensed combined statements of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except per share information)

	Historical				Pro Forma		Pro Forma
	Novavax	Praha Vaccines			Adjustments	Notes	Combined
	(In USD)	(In CZK)		(In USD) (a)	(In USD)		(In USD)
Revenue:
Government contract	$7,500	Kč	—	$—	$—		$7,500
Grant and other	11,162		—	—	—		11,162
Total revenue	18,662		—	—	—		18,662

Expenses:
Research and development	113,842		91,228	3,979	365	(b)	118,186
Gain on Catalent transaction	(9,016)		—	—	—		(9,016)
General and administrative	34,417		94,541	4,123	—		38,540
Total expenses	139,243		185,769	8,102	365		147,710
Loss from operations	(120,581)		(185,769)	(8,102)	(365)		(129,048)
Other income (expense):
Investment income	1,512		—	—	—		1,512
Interest expense	(13,612)		—	—	—		(13,612)
Other expense	(13)		(2,135)	(93)	(925)	(e)	(1,031)
Loss before income tax provision	(132,694)		(187,904)	(8,195)	(1,290)		(142,179)
Income tax provision	—		(712)	(31)	—		(31)
Net loss	(132,694)	Kč	(188,616)	$(8,226)	$(1,290)		(142,210)

Basic and diluted net loss per share	$(5.51)						$(3.22)

Basic and diluted weighted average number of common shares outstanding	24,100				20,001	(f)	44,101

See the accompanying Notes to the unaudited pro forma condensed combined statements of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1. DESCRIPTION OF TRANSACTION

On May 27, 2020 (the “Acquisition Date”), Novavax, Inc. (“Novavax,” or the “Company”) entered into a Share Purchase Agreement (the “Deed”) by and among Novavax AB, the Company’s wholly-owned Swedish subsidiary (the “Buyer”), and De Bilt Holdings B.V., Poonawalla Science Park B.V., and Bilthoven Biologicals B.V. (collectively, the “Sellers”) and, solely as guarantors, each of Serum International B.V. and the Company. Pursuant to the terms and conditions of the Deed, the Buyer acquired all the issued and outstanding shares of Praha Vaccines a.s., a vaccine manufacturing company, organized and existing under the laws of the Czech Republic (“Praha Vaccines”), from the Sellers for approximately €151.7 million (approximately $167.3 million) in cash (the “Purchase Price”), subject to customary working capital adjustments (collectively, the “Acquisition”), which have not been finalized. The assets of Praha Vaccines acquired as part of the Acquisition include a biologics manufacturing facility and associated assets in Bohumil, Czech Republic and will be used by the Company to expand its manufacturing capacity.

The Purchase Price includes €10.0 million (approximately $11.1 million) which has been placed in an escrow account until September 30, 2020, less any amounts to settle claims made by the Buyer against the Seller under the Deed or other ancillary agreements. The Deed and ancillary agreements contain customary warranties and post-completion covenants, as well as indemnities by each of the parties thereto.

NOTE 2. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined statements of operations and related notes were prepared using the acquisition method of accounting with Novavax treated as the acquirer. The results of operations from Praha Vaccines have been included in the consolidated financial statements of Novavax since the Acquisition Date. The historical consolidated financial information has been adjusted to give effect to the impact of the consideration paid in connection with the Acquisition. The total estimated purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the Acquisition based on their estimated fair values as of the completion of the Acquisition. Definitive allocations will be performed and finalized based upon certain valuations and other studies that will be performed by Novavax with the assistance, in some cases, of outside valuation specialists. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of the purchase price allocation.

The unaudited pro forma condensed combined statements of operations include certain acquisition accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased depreciation expense on acquired tangible assets. The unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the Acquisition.

The unaudited pro forma condensed combined statements of operations do not reflect nonrecurring charges resulting from the Acquisition which do not have a continuing impact. The nonrecurring charges include transaction costs incurred by the Company.

NOTE 3. PURCHASE PRICE ALLOCATION

The following table summarizes the preliminary allocation of the Purchase Price based upon the fair values of assets acquired and liabilities assumed at the Acquisition Date. The preliminary allocation is based upon information that was available to management and is subject to change prior to completion of the measurement period ($ in thousands):

As of May 26, 2020
Prepaid expenses and other current assets	$326
Property and equipment	96,739
Goodwill	70,468
Accounts payable	(1,193)
Accrued expenses	(205)
Other non-current liabilities	(813)
Purchase Price, net of cash acquired	$165,322

The fair value of the assets acquired, and liabilities assumed were preliminarily determined using cost valuation methodologies. The fair value measurements are based on significant unobservable inputs that were developed by the Company using publicly available information, market participant assumptions, and cost and development assumptions. Because of the use of significant unobservable inputs, the fair value measurements represent a Level 3 measurement as defined in ASC 820, Fair Value Measurements and Disclosures. The market approach is a valuation technique that uses prices and other relevant information generated by market transactions involving identical or comparable assets, liabilities, or a group of assets or liabilities. The cost approach estimates value by determining the current cost of replacing an asset with another of equivalent utility. The cost to replace a given asset reflects the estimated reproduction or replacement cost for the property, less an allowance for loss in value due to depreciation.

The cost approach was the primary approach used to value fixed assets, including the real property. Fixed assets are depreciated on a straight-line basis over their expected remaining useful lives, ranging from 4 to 25 years. The carrying value and expected lives of the fixed assets may change upon finalizing the purchase price allocation as valuation and engineering reports are finalized.

The Company recorded $70.5 million in goodwill related to the Acquisition representing the Purchase Price that was in excess of the fair value of the assets acquired and liabilities assumed. The goodwill generated from the Acquisition is not expected to be deductible for U.S. federal income tax purposes. The goodwill recognized is attributable to intangible assets that do not qualify for separate recognition, such as the assembled workforce of Praha Vaccines.

Current assets and current liabilities were recorded at their contractual or historical acquisition amounts which approximate their fair value.

Determining the fair value of assets acquired and liabilities assumed requires the exercise of significant professional judgment. Use of different estimates and judgments could yield different results.

NOTE 4. PRO FORMA ADJUSTMENTS

Pro forma adjustments in the unaudited pro forma condensed combined statements of operations are as follows:

(a)	The historical financial information of Praha Vaccines was prepared in accordance with US GAAP and presented in Czech Koruna (“CZK”). The historical financial information was translated from CZK to U.S. dollars (“USD”) using the following historical exchange rates:

CZK:USD
Average exchange rate for the period from January 1, 2020 through May 26, 2020	0.0422
Average exchange rate for the year ended December 31, 2019	0.0436

(b)	Adjustment reflecting a net increase in depreciation expense of $0.2 million and $0.4 million for the period January 1, 2020 through May 26, 2020 and the year ended December 31, 2019, respectively, reflecting the net impact of the fair value adjustments to property and equipment and modifications of the remaining useful lives of those assets.

(c)	Adjustment to remove total combined transaction costs of $1.9 million incurred by both Novavax and Praha Vaccines during the six months ended June 30, 2020. No transaction costs were incurred during the year ended December 31, 2019.

(d)	Adjustment to reflect a decrease in investment income of $0.5 million in the period from January 1, 2020 through May 26, 2020 relating to funds raised from the issuance of common stock in the first quarter of 2020 that are assumed to have been raised and used as funding for the Acquisition as of January 1, 2019. There is no corresponding adjustment in 2019 as there was no investment income earned on such stock issuances for the year ended December 31, 2019.

(e)	Adjustment to eliminate the foreign currency transaction (losses)/gains of ($4.6) million and $0.9 million for the period January 1, 2020 through May 26, 2020 and the year ended December 31, 2019, respectively, relating to the pre-acquisition Euro denominated debt owed by Praha Vaccines, which was repaid at the closing of the Acquisition and has been assumed to be repaid on January 1, 2019 for purposes of the pro forma adjustments.

(f)	Adjustment reflecting the increase of 4.1 million and 20.0 million in basic and diluted weighted average number of common shares assumed to be outstanding for the six months ended June 30, 2020 and the year ended December 31, 2019, respectively, resulting from the assumption that the common stock issuances used to finance the Acquisition occurred as of January 1, 2019.

NOTE 5. FORWARD-LOOKING STATEMENTS

These unaudited pro forma condensed combined statements of operations are forward-looking and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the possibility that the expected synergies and production capabilities from the Acquisition will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; the possibility that disruption from the Acquisition may make it more difficult to maintain business and operational relationships; difficulty in integrating personnel, operations and financial and other controls and systems, and retaining key employees; risk related to Novavax’ ability to accurately predict future market conditions; the risk that Novavax will not require additional manufacturing capacity if its vaccine candidates are not successful; the risk of new and changing regulation and public policy in the U.S. and internationally; and the exposure to litigation and/or regulatory actions or sanctions resulting from activities of Novavax prior to the Acquisition. Applicable risks also include those listed under the heading “Risk Factors” and elsewhere in Novavax’ Annual Report on Form 10-K for the year ended December 31, 2019, in addition to the risk factors that are listed from time to time in Novavax’ Quarterly Reports on Form 10-Q and any subsequent filings with the Securities and Exchange Commission. Novavax undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K. Except as otherwise noted, these forward-looking statements speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.